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                                                                    Exhibit 4.37
                                                                    ------------

                          DISPLAY TECHNOLOGIES, INC.
                    CERTIFICATE OF DESIGNATION, PREFERENCES
                  AND RIGHTS OF SERIES B JUNIOR PARTICIPATING
                                PREFERRED STOCK

                         (Pursuant to Section 78.1955
                    of the Nevada General Corporation Law)


     We, J. William Brandner, the President and Chief Executive Officer and Marshall S. Harris, Vice President, Secretary and General Counsel of Display Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), in accordance with the provisions of Section 78.1955 thereof, do hereby certify;

     That pursuant to the authority conferred upon the Board of Directors by the Corporation's Restated Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors, at a meeting held on September 8, 1999, adopted the following resolution creating a series 500,000 shares of Preferred Stock designated as Series B Junior Participating Preferred Stock;

     WHEREAS, the Articles of Incorporation provide that the Corporation is authorized to issue 50,000,000 shares of Preferred Stock, par value $.001 per share, of the Corporation ("Preferred Stock"), of which 50,000 shares designated as Series A Convertible Preferred Stock are issued and outstanding, now therefore it is:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Articles of Incorporation (as defined below), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series B Junior Participating Preferred Stock (the "Participating Preferred Stock"), to consist of 500,000 shares, par value $.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

     1.   Future Increase or Decrease.  Subject to paragraph 4(e) of this
          ---------------------------
resolution, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.
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     2.   Dividend Rate.
          -------------

          (a) The holders of shares of Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance (the "First Issuance") of a share or fraction of a share of Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $0.10 or (ii) 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend or distribution payable in shares of Common Stock, par value $.001 per share, of the Corporation ("Common Stock") or by way of a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) On or after the First Issuance, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.10 per share on the Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

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          (c) Whenever quarterly dividends or other dividends payable on the
Participating Preferred Stock as provided in paragraph (a) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Preferred Stock, provided that the Corporation may at any time
                               --------
redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Participating Preferred Stock.

          (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Participating Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     3.   Dissolution, Liquidation and Winding Up.  In the event of any
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voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Participating Preferred Stock shall be entitled to receive the greater of (a) $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and
(b) the aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Participating Preferred Liquidation Preference"). In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Participating Preferred Stock were entitled immediately

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

prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     4.   Voting Rights.  The holders of shares of Participating Preferred Stock
          -------------
shall have the following voting rights:

          (a) Each share of Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate number of votes to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Except as otherwise provided herein, or by law, the Corporation's Restated Articles of Incorporation ("Articles of Incorporation") or the Bylaws of the Corporation (the "Bylaws"), the holders of shares of Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (c) If and whenever dividends on the Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Participating Preferred Stock, voting separately as a class (subject to the provisions of subparagraph (d) below), shall be entitled at the next annual meeting of the shareholders or at any special meeting to elect two (2) directors. Each share of Participating Preferred Stock shall be entitled to one vote, and holders of fractional shares shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Participating Preferred Stock to elect directors may be exercised until all dividends in default on the Participating Preferred Stock shall have been paid in full, and when so paid and set apart, the right of the holders of

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Participating Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Participating Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

     At any time when such special voting rights have been so vested in the holders of the Participating Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares of the Participating Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation in the State of Florida, shall, call a special meeting of the holders of the Participating Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of shareholders; provided, however, that
                                                         --------  -------
the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of shareholders or (ii) if at the time any such request is received, the holders of Participating Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of subparagraph (d) below.

          (d) If, at any time when the holders of Participating Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Articles of Incorporation, as in effect at the time of the certificate of designation for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Participating Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series (if designated) have elected such directors prior to the happening of the default or event permitting the holders of Participating Preferred Stock to elect directors, or prior to

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

a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Participating Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Participating Preferred Stock as well as such other series, without prejudice to the right of the holders of Participating Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Participating Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two (2) directors, the Participating Preferred Stock shall not participate in the election of more than two (2) such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Participating Preferred Stock; provided that, if at the
                                                 --------
expiration of such terms the holders of Participating Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of shareholders referred to in subparagraph (c)) of holders of Participating Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 4) to be held on or prior to the time of expiration of the expiring terms referred to above.

          (e) Except as otherwise set forth herein or required by law, the Articles of Incorporation or the Bylaws, holders of Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Participating Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to:
(i) increase the number of authorized shares of Participating Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Participating Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) issue Preferred Stock which is senior to the Participating Preferred Stock, junior to the Participating Preferred Stock or on a parity with the Participating Preferred Stock.

     5.   Consolidation, Merger, etc.  In case the Corporation shall enter into
          ---------------------------
any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

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

In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     6.   Redemption.  The shares of Participating Preferred Stock shall not be
          ----------
redeemable.

     7.   Conversion Rights.  The Participating Preferred Stock is not
          -----------------
convertible into Common Stock or any other security of the Corporation.

     8.   Ranking.  The Participating Preferred Stock shall rank junior to all
          -------
other classes and series of the Corporation's Preferred Stock as to payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

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

     IN WITNESS WHEREOF, the undersigned President and Chief Executive Officer and Secretary and General Counsel of the Corporation each declares under penalty of perjury the truth, to the best of his knowledge, of this Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock.

     Executed this 20th day of September, 1999.



                                By: /s/ J. William Brandner
                                    -----------------------
                                    Name:  J. William Brandner
                                    Title: President and
                                           Chief Executive Officer

Attest:

       /s/ Marshall S. Harris
       ----------------------
Name:  Marshall S. Harris
Title: Vice President, Secretary
       and General Counsel


STATE OF FLORIDA    )
                    ) ss.:
COUNTY OF ORANGE    )


     This instrument was acknowledged before me on September 20, 1999, by J. William Brandner, as President of Display Technologies, Inc. and by Marshall S. Harris, as Secretary of Display Technologies, Inc. They are personally known to me and did not take an oath.


                              ______________________________________
                              Name: ________________________________
                                    Notary Public - State of Florida
                                    My Commission Expires:


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